Exhibit 99.1
Ranger Oil Provides Preliminary Third Quarter 2022 Results

Total sales volumes above high-end of guidance
Drilling and completion capital expenditures within guidance
Company adds third rig in Q4, creating significant momentum for 2023
Approximately $70 million returned to equity holders since May, reducing share count by nearly 5%

HOUSTON / October 19, 2022 / (ACCESSWIRE) — Ranger Oil Corporation (“Ranger” or the “Company”) (NASDAQ: ROCC) today provided a preliminary update on its third quarter 2022 financial and operating results. Complete results are planned for release after market close on Wednesday, November 2, 2022, with a conference call scheduled for 11 a.m. ET, Thursday, November 3, 2022 (details provided in this release).
Preliminary Third Quarter ’22 Highlights:
•Total sales volumes were approximately 42.6 thousand barrels of oil equivalent per day (“Mboe/d”), exceeding the top end of the guidance range of 40.9 - 42.5 Mboe/d. Oil sales volumes were approximately 30.7 thousand barrels of oil per day (“Mbbl/d”), exceeding the mid-point of the guidance range of 29.9 - 31.1 Mbbl/d.
•Realized oil prices were approximately $93.03 per barrel, a premium to the quarterly WTI benchmark, or $83.14 per barrel including effects of derivatives, net1.
•Drilling and completion (“D&C”) capital expenditures were approximately $151.9 million, which included approximately $3.4 million of incremental capital due to D&C operations completed ahead of schedule. D&C capital in the quarter was in-line with the Company’s guidance range of $135 – $160 million. Ranger continues to find innovative ways to offset industry-wide inflationary pressures and ensure wells get turned to sales on time and on budget.
•As previously discussed, Ranger utilized a third rig for a portion of the second and third quarters of 2022. Due to the Company’s efforts relating to its supply chain and its robust free cash flow profile, the Company picked up a third rig and now plans to employ a three-rig development pace through year-end 2022. This enhanced drilling pace is expected to significantly benefit 2023 production volumes. Ranger may elect to continue with a 3-rig development program in 2023 based on the rig’s performance, market conditions, and capital allocation plans for next year.
•Approximately $70 million has been returned to shareholders over the last five months through Ranger’s share repurchase and dividend program. Repurchases total nearly 5% of total common stock outstanding, or approximately 2.0 million shares (average repurchase price: $34.36 per share). As of October 19, 2022, total shares of common stock outstanding were approximately 41.8 million.
•Ranger continues its focused consolidation strategy and expects to acquire incremental working interests in its operated properties, enhancing both its inventory depth and quality. The acquisition activity also adds incremental value to the Company’s high rate of return development program.

•The Company’s leverage ratio further decreased during the third quarter, inclusive of approximately $93 million of previously announced bolt-on acquisitions that closed in the quarter, subject to customary adjustments. As of September 30, 2022, the Company had $400 million of senior unsecured notes and approximately $195 million drawn, net of cash, on its revolving credit facility.
Darrin Henke, President and CEO remarked “The Ranger team is executing exceptionally well. We continue our focus on growing per share value through efficient operations while maximizing risk-adjusted returns on capital, strengthening our capital structure, and returning cash to shareholders. Our solid operating performance is expected to result in ongoing deleveraging and generation of significant free cash flow2 for the quarter, marking over three years of consistent quarterly free cash flow2 generation for Ranger. Our decision to add a third rig in the fourth quarter reflects our assessment of how to maximize risk-adjusted returns and is based on our recent operational success and the depth of our top-tier inventory. As our focus shifts to next year, we will continue to review our cash allocation to target maximizing risk-adjusted returns, while maintaining low leverage and substantial liquidity.”
Conference Call Details
A conference call to discuss third quarter financial and operating results is planned for 11 a.m. ET, Thursday, November 3, 2022. To participate in the call, please dial (844) 707-6931 (international: (412) 317-9248) approximately 10 minutes prior to the scheduled start time. For the webcast, please log in to Ranger’s website at least 15 minutes prior to the scheduled start time to download supporting materials and install necessary audio software.

Exhibit 99.1
A replay of the webcast (posted shortly after the call) will be available on the Company's website through November 10, 2022. The replay can be accessed by phone by dialing (877) 344-7529 (international (412) 317-0088) and entering passcode 6601669.
About Ranger Oil Corporation
Ranger Oil is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs and natural gas, with operations in the Eagle Ford shale in South Texas. For more information, please visit our website at www.rangeroil.com.
Forward-Looking Statements
This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements, and such statements generally include, words such as “anticipate,” “target,” “guidance,” “preliminary,” “assumptions,” “projects,” “forward,” “estimates,” “outlook,” “expects,” “continues,”, “project”, “intends,” “plans,” “believes,” “future,” “potential,” “may,” “foresee,” “possible,” “should,” “would,” “could,” “focus” and variations of such words or similar expressions, including the negative thereof, to identify that they are forward-looking statements. Because such statements include assumptions, risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the risk that the benefits of the acquisition of Lonestar may not be fully realized or may take longer to realize than expected, and that management attention will be diverted to integration-related issues; the impact of the COVID-19 pandemic, economic slowdown, governmental actions, stay-at-home orders, interruptions to our operations or our customer’s operations; risks related to and the impact of actual or anticipated other world health events; our ability to satisfy our short-term and long-term liquidity needs, including our ability to generate sufficient cash flows from operations or to obtain adequate financing; our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; our ability to execute our business plan in volatile commodity price environments; our ability to develop, explore for, acquire and replace oil and gas reserves and sustain production; changes to our drilling and development program; our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; our ability to meet guidance, market expectations and internal projections, including type curves; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, materials, supplies and services at reasonable costs; our ability to renew or replace expiring contracts on acceptable terms; our ability to obtain adequate pipeline transportation capacity or other transportation for our oil and gas production at reasonable cost and to sell our production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves; use of new techniques in our development, including choke management and longer laterals; our ability to repurchase shares pursuant to our announced share repurchase program or declare dividends; drilling, completion and operating risks, including adverse impacts associated with well spacing and a high concentration of activity; our ability to convert drilling locations into reserves and production, if at all; the longevity of our currently estimated inventory; and other risks set forth in our filings with the SEC, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Additional Information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. In addition, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The statements in this communication speak only as of the date of the communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.
Contact
Investor Relations
Phone: (713) 722-6540
E-Mail: invest@RangerOil.com

1 Effects of derivatives includes, as applicable to the period presented: (i) current period commodity derivative settlements; (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.
2 Represents Pro Forma Adjusted Free Cash Flow; Pro Forma Adjusted Free Cash Flow is defined as Adjusted Free Cash Flow and includes changes to beginning Net debt to incorporate the effects of the Lonestar Acquisition and share repurchases, dividends and cash and deposits paid in connection with acquisitions